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                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

Check the appropriate box:

[_] Preliminary Information Statement        [_] CONFIDENTIAL, FOR USE OF THE
                                                 COMMISSION ONLY (AS PERMITTED
                                                 BY RULE 14c-5(d)(2))



[X] Definitive Information Statement

                                 DIRECTCOM INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

Notes:

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                             INFORMATION STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS


        This Information Statement is being furnished by DirectCom, Inc. (the "Company") to all common stockholders of the Company in connection with its Annual Meeting to be held August 19, 1998 at 3 Garret Mountain Plaza, Suite 202A, West Paterson, New Jersey at 10:00 a.m. local time for the following purposes:

        1. To elect one director to serve until the Annual Meeting of shareholders in 2001 or until his successor is duly elected and qualified; and

        2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        Only shareholders of record at the close of business on June 30, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

        The Company's Annual Report for the fiscal year ended December 31, 1997 is attached.

        This Information Statement is being furnished rather than the Company's proxy statement since the management of the Company controls over 50% of the outstanding shares of common stock and, therefore, no proxies from other common shareholders of the Company are required to achieve the above purposes of the Company at the Annual Meeting.


                         -----------------------------

        NO SHAREHOLDER APPROVAL OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING IS REQUIRED OR SOUGHT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                         -----------------------------

            THE DATE OF THIS INFORMATION STATEMENT IS JULY 21, 1998

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ELECTION OF DIRECTORS

     The Board of Directors is elected at each Annual Meeting of shareholders for staggered terms. Nicholas Robinson, Robert W. Paltrow and Robert E. Herman are incumbent directors. Mr. Robinson will hold office until the Annual Meeting of Shareholders in 2000, Mr. Paltrow will hold office until the Annual Meeting of Shareholders in 1999 and Mr. Robert E. Herman will hold office until the Annual Meeting of Shareholders in 1998 and, in all cases, until their successors are elected and qualified. Mr. Herman has been nominated and agrees to serve as a director. Mr. Paltrow has served as a director since 1989, Mr. Robinson has served as a director since 1994 and Mr. Herman has served as director since 1997.

     Robert E. Herman, 37, is President of North American Communications, Inc., a direct mail production company affiliated with the Company. Mr. Herman has been employed at North American Communication, Inc. since 1992 in various departments and became its President in 1995.

     Additional information regarding Nicholas Robinson, Robert W. Paltrow and other executive officers and more than five percent shareholders is set forth in the attached Annual Report on Form 10-K.

     During the company's fiscal year ended December 31, 1997, the Company's Board of Directors took actions without a meeting of the Board through unanimous written consents.

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has been appointed by the Board of Directors as the independent public accountants for the Company for 1998.

     No representative of PricewaterhouseCoopers LLP will be at the Annual Meeting so that no member of PricewaterhouseCoopers LLP will have the opportunity to make a statement nor be available to respond to appropriate questions from shareholders.

SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received at the Company's principal executive offices on or before December 1, 1998 to be eligible for inclusion in the Company's information or proxy statement and proxy, if applicable, relating to that meeting.


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INCORPORATION OF DOCUMENTS

        The Company, for purposes of its filing with the U.S. Securities and Exchange Commission, hereby incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The shareholders of the Company will receive the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 along with the Information Statement.


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